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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46155) of Gulf Island Fabrication, Inc. of our report dated January 23, 1997, except for the third paragraph of Note 1 which is as of February 13, 1997, the second paragraph of Note 4 which is as of February 14, 1997 and the third paragraph of Note 4 which is as of October 28, 1997, appearing in Exhibit 23.3 in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 22, 1999